SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 11, 2006

Date of Report

(Date of earliest event reported)

ADVANCED DIGITAL INFORMATION CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-21103	91-1618616
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11431 Willows Road NE, PO Box 97057, Redmond, WA 98073-9757
(Address of Principal Executive Offices) (Zip Code)

(425) 881-8004

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Advanced Digital Information Corporation (NASDAQ: ADIC) announced that it will file on or about July 14, 2006, a definitive proxy statement with the Securities and Exchange Commission to notify holders of record of ADIC common stock at the close of business on July 13, 2006 that a special meeting of shareholders will be held to approve the proposed merger of ADIC with Quantum Corporation announced on May 2, 2006. The target date and time of the meeting is currently August 16, 2006 at 10:00 a.m. Pacific Time. The meeting will be held at the corporate offices of ADIC in Redmond, Washington.

On June 13, 2006, Quantum filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 containing a preliminary Proxy Statement/Prospectus regarding the proposed transaction between Quantum and ADIC. This material is not a substitute for the final Proxy Statement/Prospectus regarding the proposed transaction. Investors and shareholders are urged to carefully read the preliminary Proxy Statement/Prospectus and the final Proxy Statement/Prospectus when available because they contain and will contain important information about Quantum, ADIC, the transaction and related matters. The final Proxy Statement/Prospectus will be mailed to shareholders of ADIC. The preliminary Registration Statement and the preliminary Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by ADIC or Quantum with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Investors and shareholders may obtain free copies of the documents filed by ADIC with the SEC by contacting Investor Relations (425) 881-8004 or Invest@adic.com and of the documents filed by Quantum with the SEC from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com.

ADIC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the preliminary Proxy Statement/Prospectus described above and will be included in the final Proxy Statement/Prospectus when available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 11, 2006

Advanced Digital Information Corporation

By:	/s/ Yukio Morikubo
Yukio Morikubo
General Counsel and Corporate Secretary

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